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                                                               EXHIBIT 99.p(11)

                             WALL STREET ASSOCIATES

                                 CODE OF ETHICS

                                       AND

                       STATEMENT OF POLICY AND PROCEDURES
                         REGARDING PERSONAL SECURITIES
                                  TRANSACTIONS

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                                TABLE OF CONTENTS

         Topic                                                                            Page
         -----                                                                            ----
I.       Introduction                                                                       1

         A.       Individuals and Entities Covered by the Code                              1

         B.       Fiduciary Duty                                                            1

                  1.       The Clients Come First                                           1
                  2.       Avoid Taking Advantage                                           1
                  3.       Comply with the Code                                             1

         C.       Compliance with Laws and Regulations                                      1

II.      Personal Securities Transactions                                                   2

         A.       Pre-clearance Requirements for Access Persons                             2

                  1.       General Requirement                                              2
                  2.       Trade Authorization Request Forms                                2
                  3.       Review of Form                                                   2
                  4.       Length of Trade Authorization Approval                           3
                  5.       No Explanation Required for Refusals                             3

         B.       Prohibited Transactions                                                   4

                  1.      Always Prohibited Securities Transactions                         4

                           a.       Inside Information                                      4
                           b.       Market Manipulation                                     4
                           c.       Short Sales                                             4
                           d.       Others                                                  4

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
         2.       Generally Prohibited Securities Transactions                              4

                  a.       Initial Public Offerings                                         4
                  b.       One Day Blackout                                                 4
                  c.       Seven-Day Blackout                                               4
                  d.       60-Day Blackout (short-term trading is discouraged)              5
                  e.       Private Placements                                               5

C.       Exemptions                                                                         5

         1.       Exemptions from Pre-clearance and Treatment as a Prohibited
                  Transaction                                                               5


                  a.       Mutual Funds                                                     5
                  b.       No Knowledge                                                     6
                  c.       Certain Corporate Actions                                        6
                  d.       Systematic Investment Plans                                      6
                  e.       Previously Approved Option-Related Activity                      6
                  f.       Commodities, Futures, and Options on Futures                     6
                  g.       Rights                                                           7
                  h.       Miscellaneous                                                    7

         2.       Exemption from Treatment as a Prohibited Transaction                      7

                  a.       Broad Based Indices and Options on Broad-Based
                           Indices                                                          7

                  b.       Exchange Traded Funds (ETFs)                                     7

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
         D.       Reporting Requirements                                                    8

                  1.      Initial and Periodic Disclosure of Personal Holdings by
                          Access Persons                                                    8
                  2.      Transaction and Periodic Statement Reporting                      8
                  3.      Disclaimers                                                       8
                  4.      Availability of Reports                                           9

III.     Fiduciary Duties                                                                   10

         A.       Confidentiality                                                           10

         B.       Gifts                                                                     10

                  1.       Accepting Gifts                                                  10
                  2.       Solicitation of Gifts                                            10
                  3.       Giving Gifts                                                     10

         C.       Corporate Opportunities                                                   10

         D.       Undue Influence                                                           11

         E.       Service as a Director                                                     11

         F.       Purchases and Sales of "Related" Mutual Funds                             11

IV.      Compliance with the Code of Ethics                                                 12

         A.       Code of Ethics Review Committee                                           12

                  1.      Membership, Voting and Quorum                                     12
                  2.      Investigating Violations of the Code                              12
                  3.      Annual Reports                                                    12

         B.       Remedies                                                                  13

                  1.      Sanctions                                                         13
                  2.      Sole Authority                                                    13
                  3.      Review                                                            13

         C.       Exceptions to the Code                                                    14

         D.       Inquiries Regarding the Code                                              14

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
V.       Definitions                                                                        15

         "Access Person"                                                                    15
         "Beneficial Interest"                                                              15
         "Code"                                                                             16
         "Compliance Officer"                                                               16
         "Equivalent Security"                                                              16
         "Immediate Family"                                                                 17
         "Investment Personnel" and "Investment Person"                                     17
         "Portfolio Manager"                                                                17
         "Pre-clearance Officer"                                                            17
         "Securities Transaction"                                                           17
         "Security"                                                                         17

VI.      Appendices to the Code                                                             18

         Appendix 1 - Contact Persons                                                       i
         Appendix 2 - Acknowledgement of Receipt of Code of Ethics                          ii
                            and Personal Holdings Report
         Appendix 3 - Personal Trade Authorization Request Form                             iv
         Appendix 4 - Certification of Access Person's Designee                             v
         Appendix 5 - Designated Broad Based Indices                                        vi
         Appendix 6 - Designated Exchange Traded Funds (ETFs)                               vii
         Appendix 7 - Form Letter to Broker, Dealer, Bank, or Mutual Fund                   viii
         Appendix 8 - Certification of No Beneficial Interest                               ix
         Appendix 9 - New Account(s) Report                                                 x
         Appendix 10 - Matters Pertaining to Blackout Periods                               xi

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I. INTRODUCTION

         A. Individuals and Entities Covered by the Code. Unless the use of another Code of Ethics has been approved in writing by the Compliance Officer, all Access Persons are subject to the provisions of this Code. Access Persons are defined in Section V and listed in Appendix 1. Currently, all employees of Wall Street Associates are considered Access Persons under the Code.

         B. Fiduciary Duty. The Code is based on the principle that Access Persons owe a fiduciary duty to the clients of Wall Street Associates and must avoid activities, interests and relationships that might interfere with making decisions in the best interests of any clients of Wall Street Associates.

         As fiduciaries, Access Persons must at all times comply with the following principles:

                  1. The Clients Come First. Access Persons must scrupulously avoid serving their personal interests ahead of the interests of the clients of Wall Street Associates. An Access Person may not take action, or not take action, for the Access Person's personal benefit, rather than for the benefit of the client. For example, an Access Person would violate this Code by causing a client account to purchase a Security the Access Person owns personally for the purpose of increasing the price of that Security.

                  2. Avoid Taking Advantage. Access Persons may not use their knowledge of open, executed, or pending portfolio transactions to profit by the market effect of such transactions. Additionally, receipt of investment opportunities, perquisites, or gifts from persons seeking business with Wall Street Associates could call into question the exercise of an Access Person's independent judgment.

                  3. Comply With the Code. Doubtful situations should be resolved in favor of the client. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any Securities Transactions that indicate an abuse of fiduciary duties.

         C. Compliance with Laws and Regulations. All Access Persons must comply with applicable federal securities laws. The Code does not permit Access Persons, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a Client:

                  1.       To defraud such client in any manner.

                  2. To mislead such client, including by making a statement that omits material facts.

                  3. To engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon such client.

                  4. To engage in any manipulative practice with respect to such client.

                  5. To engage in any manipulative practice with respect to securities, including price manipulation.

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II. PERSONAL SECURITIES TRANSACTIONS

         A. Pre-clearance Requirements for Access Persons.

                  1. General Requirement. Except for the transactions specified in Section II.C.1, any Securities Transaction in which an Access Person has or acquires a Beneficial Interest must be pre-cleared with a Pre-clearance Officer.

                  2. Trade Authorization Request Forms. Prior to entering an order for a Securities Transaction that requires pre-clearance, the Access Person must complete a Personal Trade Authorization Request Form (Appendix
                           3) and submit the completed form to the Trading Desk and to a Pre-clearance Officer or the Compliance Officer. The form requires Access Persons to provide certain information and to make certain representations.

                           In the event an Access Person is unable to complete a Trade Authorization Request form, the Access Person may designate another individual to complete the form on his or her behalf. The Access Person's designee should complete the Trade Authorization Request form and the Certification of Access Person's Designee (Appendix 4) and submit both forms to the Trading Desk and to a Preclearance Officer or the Compliance Officer.

                           Proposed Securities Transactions of a Pre-clearance Officer that require preclearance must be submitted to the Trading Desk and another Pre-clearance Officer or the Compliance Officer.

                  3. Review of Form. After receiving a completed Trade Authorization Request form, the Trading Desk and a Pre-clearance Officer will (a) review the information set forth in the form, (b) review information regarding past, pending, and contemplated transactions in any Client accounts, as necessary, and (c) as soon as reasonably practicable, determine whether to authorize the proposed Securities Transaction. The granting of authorization, and the date and time that authorization was granted must be reflected on the form. The Access Person should keep one copy of the completed form and provide one copy to the Compliance Officer.

                           NOTE: NO ORDER FOR A SECURITIES TRANSACTION FOR WHICH PRE-CLEARANCE AUTHORIZATION IS REQUIRED MAY BE PLACED PRIOR TO THE RECEIPT OF WRITTEN AUTHORIZATION OF THE TRANSACTION BY A PRE-CLEARANCE OFFICER. VERBAL APPROVALS ARE NOT PERMITTED.

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                  4.       Length of Trade Authorization Approval. The
                           authorization provided by a Pre-clearance Officer is effective until the earlier of:

                           (1)      its revocation;

                           (2) the close of business on the trading day that the authorization is granted (for example, if authorization is provided on a Monday, it is effective until the close of business that Monday); or,

                           (3) the moment the Access Person learns that the information in the Trade Authorization Request form is not accurate.

                           If the order for the Securities Transaction is not placed within that period, a new authorization must be obtained before the Securities Transaction is placed. If the Securities Transaction order is placed but has not been executed before the authorization expires (as, for example, in the case of a limit order), a new authorization must be obtained before the Securities Transaction is executed.

                  5. NO EXPLANATION REQUIRED FOR REFUSALS. IN SOME CASES, THE TRADING DESK, THE COMPLIANCE OFFICER, OR A PRE-CLEARANCE OFFICER MAY REFUSE TO AUTHORIZE A SECURITIES TRANSACTION FOR A REASON THAT IS CONFIDENTIAL. THE TRADING DESK, THE COMPLIANCE OFFICER, OR PRE-CLEARANCE OFFICERS ARE NOT REQUIRED TO GIVE AN EXPLANATION FOR REFUSING TO AUTHORIZE ANY SECURITIES TRANSACTION.

         B. Prohibited Transactions.

         1. Always Prohibited Securities Transactions. The following Securities Transactions are prohibited and will not be authorized under any circumstances:

                  a. Inside Information. Any transaction in a Security by an individual who possesses material nonpublic information regarding the Security or the issuer of the Security;

                  b. Market Manipulation. Transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading;

                  c. Short Sales. Short sales of securities owned in any client account,

                  d. Others. Any other transaction or patterns deemed by the Pre-clearance Officer or the Compliance Officer to involve a conflict of interest, excessive trading, possible diversions of corporate opportunity, or an appearance of impropriety (e.g., Front-running).

         2. Generally Prohibited Securities Transactions. Unless exempted by Section II.C, the following Securities Transactions are prohibited and will not be authorized by a Pre-clearance Officer absent exceptional circumstances. The prohibitions apply to Access Persons of Wall Street Associates.

                  a. Initial Public Offerings. Any purchase of a Security by WSA Access Persons and employees in an initial public offering (other than a new offering of a registered open-end investment company);

                  b. One Day Blackout. Any sale of a Security by an Access Person or employee for 24 hours after which WSA client accounts have disposed of all of the interests in that particular Security (or Equivalent Security);

                  c. Seven-Day Blackout. Any purchase or sale of a Security by an Access Person or employee within seven calendar days (seven days prior to or seven days after) of a purchase or sale of the same Security (or Equivalent Security) by a WSA client account. For example, if a client account trades a Security on day one, day eight is the first day the Access Person may trade that Security for an account in which he or she has a Beneficial Interest;

                  d. 60-Day Blackout (short-term trading is discouraged). Short-term trading is discouraged. Access Persons and employees are prohibited from profiting from the (1) purchase and sale or (2) sale and purchase of the same (or an equivalent) security in a personal securities transaction within 60 calendar days. Should such a trade occur that results in a profit, Access Persons and employees must agree to give up all profits on the transaction to a charitable organization specified in accordance with Section IV.B.I. Such transactions are generally not prohibited if they result in a loss. Of course, Access Persons must place the interests of WSA clients first; they may not avoid or delay purchasing or selling a security for a WSA client account in order to profit personally.

         NOTE: APPENDIX 10 CONTAINS MORE INFORMATION ON HOW WALL STREET ASSOCIATES VIEWS AND TREATS MATTERS PERTAINING TO BLACKOUT PERIODS.

                  e. Private Placements (all Investment Personnel). Acquisition of a Beneficial Interest in Securities in a private placement by Investment Personnel is discouraged. A Pre-clearance Officer and the Compliance Officer will give permission only after considering, among other facts, whether the investment opportunity should be reserved for a WSA client account and whether the opportunity is being offered to the person by virtue of that person's position as an Investment Person. Investment Personnel who have acquired a Beneficial Interest in Securities in a private placement are required to disclose their Beneficial Interest to the Compliance Officer. If the Investment Person is subsequently involved in a decision to buy or sell a Security (or an Equivalent Security) from the same issuer for a WSA client account, then the decision to purchase or sell the Security (or an Equivalent Security) must be independently authorized by a Portfolio Manager with no personal interest in the issuer.

C.       Exemptions.

         1. Exemptions from Pre-clearance and Treatment as a Prohibited Transaction. The following Securities Transactions are exempt from the pre-clearance requirements set forth in Section II.A. and the prohibited transaction restrictions set forth in
                  Section II.B.2:

                  a. Mutual Funds. Any purchase or sale of a Security issued by any registered open-end investment companies, with the exception of mutual funds sub-advised by Wall Street

                           Associates ("related mutual funds"). "Related mutual funds" (those mutual funds sub-advised by Wall Street Associates) are subject to pre-clearance requirements. Purchases and sales of "related mutual funds" by Access Persons will also be monitored for any improper activity or pattern that could be viewed as a breach of fiduciary duty, as defined and in accordance with Section III.F of this Code.

                  b. No Knowledge. Securities Transactions where the Access Person has no knowledge of the transaction before it is completed (for example, Securities Transactions effected for an Access Person by a trustee of a blind trust, or discretionary trades involving an investment partnership or investment club, in connection with which the Access Person is neither consulted nor advised of the trade before it is executed);

                  c. Certain Corporate Actions. Any acquisition of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities;

                  d. Systematic Investment Plans. Any acquisition of a security pursuant to a systematic investment plan that has previously been approved by the Compliance Officer. A systematic investment plan is one pursuant to which a prescribed investment will be made automatically on a regular, predetermined basis without affirmative action by the Access Person.

                  e. Previously Approved Options-Related Activity. Any acquisition or disposition of a security in connection with an option-related Securities Transaction that has been previously approved pursuant to the Code. For example, if an Access Person receives approval to write a covered call, and the call is later exercised, the provisions of Sections II.A. and II.B. are not applicable to the sale of the underlying security.

                  f. Commodities, Futures, and Options on Futures. Any Securities Transaction involving commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly traded market based index of stocks) and options on futures.

                  g. Rights. Any acquisition of Securities through the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent the rights were acquired in the issue; and

                  h. Miscellaneous. Any transaction in the following: (1) bankers acceptances, (2) bank certificates of deposit, (3) commercial paper, (4) repurchase agreements, (5) Securities that are direct obligations of the U.S. Government, and (6) other Securities as may from time to time be designated in writing by the Code of Ethics Review Committee on the ground that the risk of abuse is minimal or nonexistent.

         2. Exemption from Treatment as a Prohibited Transaction. The following Securities Transactions are exempt from the prohibited transaction restrictions that are set forth in
                  Section II.B.2. THEY ARE NOT EXEMPT FROM THE PRE-CLEARANCE REQUIREMENTS SET FORTH IN SECTION II.A:

                           a.       Broad-Based Indices and Options on
                                    Broad-Based Indices. The prohibitions in
                                    Section II.B.2. b, c, and d are not
                                    applicable to any Securities Transaction involving certain broad-based indices and options on certain broad-based indices designated by the Compliance Officer. The broad-based indices designated by the Compliance Officer may be changed from time to time and presently consist of those listed in Appendix 5.

                           b.       Exchange Traded Funds (ETFs). The
                                    prohibitions in Section II.B.2. b, c, and d are not applicable to any Securities Transaction involving Exchange Traded Funds designated by the Compliance Officer. The Exchange Traded Funds designated by the Compliance Officer may be changed from time to time and presently consist of those ETFs listed in Appendix 6.

                           c.       Related Mutual Funds. The prohibitions in
                                    Section II.B.2. b, c, and d are not
                                    applicable to any Securities Transaction involving Related Mutual Funds. Transactions involving Related Mutual Funds are subject to the requirements set forth in section III.F. of this Code.

D.       Reporting Requirements

         1. Initial and Periodic Disclosure of Personal Holdings by Access Persons. Within ten (10) days of being designated as an Access Person and thereafter on an annual basis, an Access Person must acknowledge receipt and review of the Code and disclose all Securities in which such Access Person has a Beneficial Interest on the Acknowledgement of Receipt of Code of Ethics and Personal Holdings Report (Appendix 2).

         2. Transaction and Periodic Statement Reporting Requirements. An Access Person must arrange for the Compliance Officer to receive directly from any broker, dealer, or bank that effects any Securities Transaction in which the Access Person has or acquires a Beneficial Interest, duplicate copies of each confirmation for each such transaction and periodic statements for each account in which such Access Person has a Beneficial Interest. Access Persons must also arrange for the Compliance Officer to receive directly from any mutual fund that effects any Securities Transaction in which the Access Person has or acquires a Beneficial Interest duplicate copies of periodic statements (no less frequently than quarterly) for each account in which such Access Person has a Beneficial Interest. Attached, as Appendix 7 is a form of letter that may be used to request such documents from such entities.

                  IF ACCESS PERSONS OR EMPLOYEES OPEN AN ACCOUNT (EITHER FOR THEMSELVES OR WITH/FOR SOMEONE ELSE WHEREIN THEY WOULD HAVE A BENEFICIAL INTEREST OR DISCRETION OF THE ACCOUNT) AT A BROKER, DEALER, BANK, OR MUTUAL FUND THAT HAS NOT PREVIOUSLY BEEN DISCLOSED, THE ACCESS PERSON OR EMPLOYEE MUST IMMEDIATELY NOTIFY THE COMPLIANCE OFFICER IN WRITING OF THE EXISTENCE OF THE ACCOUNT AND MAKE ARRANGEMENTS TO COMPLY WITH THE REQUIREMENTS SET FORTH HEREIN. ACCESS PERSONS OR EMPLOYEES MAY REPORT THE OPENING OF A NEW ACCOUNT BY COMPLETING THE NEW ACCOUNT REPORT THAT IS ATTACHED AS APPENDIX 9.

         3. Disclaimers. Any report of a Securities Transaction for the benefit of a person other than the individual in whose account the transaction is placed may contain a statement that the report should not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

         4. Availability of Reports. All information supplied pursuant to this Code may be made available for inspection to the Board of Directors of Wall Street Associates, the Board of Directors of each fund for which Wall Street Associates acts as a sub-advisor, the Code of Ethics Review Committee, the Compliance Officer, Pre-clearance Officers, the Access Person's department manager (or designee), any party to which any investigation is referred by any of the foregoing, the Securities Exchange Commission, any self-regulatory organization of which Wall Street Associates is a member, any state securities commission, and any attorney or agent of the foregoing.

III. FIDUCIARY DUTIES

         A. Confidentiality. Access Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of WSA client accounts, except to persons whose responsibilities require knowledge of the information.

         B. Gifts. The following provisions on gifts apply to all Investment Personnel.

                  1. Accepting Gifts. On occasion, because of their position with Wall Street Associates, Investment Personnel may be offered, or may receive without notice, gifts from clients, brokers, vendors, or other persons not affiliated with such entities. Acceptance of extraordinary or extravagant gifts is discouraged. To protect the reputation and integrity of Wall Street Associates, Access Persons and employees are required to obtain written approval from Senior Management prior to accepting gifts above a "nominal" or "de minimis" value. Such written approval may be in the form of a memorandum written to Senior Management and the Compliance Officer, describing the circumstances, the gift's value and requesting permission to receive the gift.

                           Gifts of a "nominal" or "de minimis" value (e.g., gifts whose reasonable value is no more than $300), and customary business meals, entertainment (i.e., sporting events), and promotional items (i.e., pens, mugs, T-shirts) may be accepted.

                           In all cases, should an Investment Person or any employee receive any gift that might be prohibited under this Code, the Investment Person or employee must immediately inform the Compliance Officer.

                  2. Solicitation of Gifts. Investment Personnel may not solicit gifts or gratuities.

                  3. Giving Gifts. Investment Personnel may not personally give gifts with an aggregate value in excess of $300 per year to persons representing securities or financial organizations, including exchanges, other member organizations, commodity firms, news media, or clients of the firm.

         C. Corporate Opportunities. Access Persons may not take personal advantage of any opportunity properly belonging to any WSA client. For example, an Investment Person should not acquire a Beneficial Interest in a Security of limited availability without first offering the opportunity to purchase such Security for WSA client accounts.

         D. Undue Influence. Access Persons may not cause or attempt to cause any WSA client account to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the Access Person. If an Access Person stands to benefit materially from an investment decision for a WSA client account, and the Access Person is making or participating in the investment decision, then the Access Person must disclose the potential benefit to those persons with authority to make investment decisions for the WSA client account (or, if the Access Person in question is a person with authority to make investment decisions for the WSA client account, to the Compliance Officer). The person to whom the Access Person reports the interest, in consultation with the Compliance Officer, must determine whether or not the Access Person will be restricted in making or participating in the investment decision.

         E. Service as a Director. No Investment Person may serve on the board of directors of a publicly held company absent prior written authorization by the Code of Ethics Review Committee. This authorization will rarely, if ever, be granted and, if granted, will normally require that the affected Investment Person be isolated, through a Chinese Wall or other procedures, from those making investment decisions related to the issuer on whose board the Investment Person sits.

         F. Purchases and Sales of "Related" Mutual Funds. "Related" mutual funds are those funds that are sub-advised by Wall Street Associates for its investment company clients. Purchases and sales of "related" mutual funds by Wall Street Associates Access Persons and employees are subject to the pre-clearance requirements set forth in Section II of this Code. Such purchases and sales will also be monitored by the Compliance Officer for any activities that could be viewed as a possible breach in fiduciary duty, specifically:

                   - "RAPID TRADING" is defined by this Code as a pattern of purchase and sale activity of "related" mutual funds by an Access Person or employee occurring within a period of 7 days; and,

                   - "TRADING AHEAD" is defined by this Code as a pattern of purchases or sales of a "related" mutual fund by an Access Person or employee directly ahead of any material and nonpublic event expected to impact the "related" mutual fund's net asset value.

                           The above is not an all-inclusive list. Any trading activity of "related" mutual funds by Access Persons that could possibly be viewed as harmful to the long-term interests of mutual fund shareholders is prohibited by this Code. The Compliance Officer will conduct monitoring of "related" mutual fund trades by Access Persons via periodic review of account statements.

IV. COMPLIANCE WITH THE CODE OF ETHICS

         A.       Code of Ethics Review Committee

                  1. Membership, Voting and Quorum. The Code of Ethics Review Committee is comprised of the individuals identified in Appendix 1. The Committee shall vote by majority vote with two members serving as a quorum. Vacancies may be filled and, in the case of extended absences or periods of unavailability, alternates may be selected, by a majority vote of the remaining members of the Committee; provided, however, that at least one member of the Committee shall also be the Compliance Officer.

                  2. Investigating Violations of the Code. The Compliance Officer is responsible for investigating any suspected violation of the Code and shall report the results of each investigation to the Code of Ethics Review Committee. The Code of Ethics Review Committee is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code. Any violation of the Code by an Access Person will be reported to the Boards of Directors of all WSA mutual fund clients with which WSA has sub-advisory agreements no less frequently than each quarterly meeting.

                  3. Annual Reports. The Code of Ethics Review Committee will review the Code at least once a year, in light of legal and business developments and experience in implementing the Code, and will report to the Board of Directors of all WSA mutual fund clients with which WSA has sub-advisory agreements:

                                    a.       Summarizing existing procedures
                                             concerning personal investing and
                                             any changes in the procedures made
                                             during the past year;

                                    b.       Identifying any violation requiring
                                             significant remedial action during
                                             the past year; and

                                    c.       Identifying any recommended changes
                                             in existing restrictions or
                                             procedures based on its experience
                                             under the Code, evolving industry
                                             practices, or developments in
                                             applicable laws or regulations.

         B.       Remedies

                  1. Sanctions. If the Code of Ethics Review Committee determines that an Access Person has committed a violation of the Code, the Committee may impose sanctions and take other actions as it deems appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the Securities and Exchange Commission, criminal referral, and termination of the employment of the violator for cause. The Code of Ethics Review Committee may also require the Access Person to reverse the transaction in question and forfeit any profit or absorb any loss associated or derived as a result. The amount of profit shall be calculated by the Code of Ethics Review Committee and shall be forwarded to a charitable organization selected by the Code of Ethics Review Committee. No member of the Code of Ethics Review Committee may review his or her own transaction.

                  2. Sole Authority. The Code of Ethics Review Committee has sole authority, subject to the review set forth in Section IV.B.3 below, to determine the remedy for any violation of the Code, including appropriate disposition of any monies forfeited pursuant to this provision. Failure to promptly abide by a directive to reverse a trade or forfeit profits may result in the imposition of additional sanctions.

                  3. Review. Whenever the Code of Ethics Review Committee determines that an Access Person has committed a violation of this Code that merits remedial action, it will report no less frequently than quarterly to the Boards of Directors of all WSA mutual fund clients with which WSA has sub-advisory agreements, information relating to the investigation of the violation, including any sanctions imposed. The Boards of Directors of all WSA mutual fund clients with which WSA has sub-advisory agreements may modify such sanctions as they deem appropriate. Such Boards shall have access to all information considered by the Code of Ethics Review Committee in relation to the case. The Code of Ethics Review Committee may determine whether or not to delay the imposition of any sanctions pending review by the applicable Board of Directors.

         C. Exceptions to the Code. Although exceptions to the Code will rarely, if ever, be granted, the Compliance Officer may grant exceptions to the requirements of the Code on a case by case basis if the Compliance Officer finds that the proposed conduct involves negligible opportunity for abuse. All such exceptions must be in writing and must be reported as soon as practicable to the Code of Ethics Review Committee and to the Board of Directors of all WSA mutual fund clients with which WSA has sub-advisory agreements at their next regularly scheduled meeting after the exception is granted.

         D. Inquiries Regarding the Code. The Compliance Officer will answer any questions about this Code or any other compliance-related matters.

V. DEFINITIONS

         When used in the Code, the following terms have the meanings set forth below:

         "ACCESS PERSON" means:

         (1)      every director or officer of Wall Street Associates;

         (2) every employee of Wall Street Associates, who in connection with his or her regular functions, makes, participates in, or obtains information regarding the purchase or sale of a Security by a WSA client account;

         (3) every natural person in a control relationship with Wall Street Associates who obtains information concerning recommendations made to a WSA client account with regard to the purchase or sale of a Security, prior to its dissemination or prior to the execution of all resulting trades;

         (4) any director, officer or employee of Wall Street Associates who in the ordinary course of his or her business makes, participates in or obtains information regarding the purchase or sale of Securities for any of WSA's client accounts, or whose functions or duties as a part of the ordinary course of his or her business relate to the making of any recommendation to such investment company concerning the purchase or sale of Securities; and,

         (5)      such other persons as the Compliance Officer shall designate.

         Access Persons of Wall Street Associates are listed in Appendix 1, which is amended from time to time when necessary. Any uncertainty as to whether an individual is an Access Person should be brought to the attention of the Compliance Officer. Such questions will be resolved in accordance with, and this definition shall be subject to the definition of "Access Person" found in Rule 17j-1(e) (1) promulgated under the Investment Company Act of 1940, as amended.

         "BENEFICIAL INTEREST" means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit or share in any profit derived from a transaction in the subject Securities.

         An Access Person is deemed to have a Beneficial Interest in the following:

                  (1)      any Security owned individually by the Access Person;

                  (2) any Security owned jointly by the Access Person with others (for example, joint accounts, spousal accounts, partnerships, trusts and controlling interests in corporations); and

                  (3) any Security in which a member of the Access Person's Immediate Family has a Beneficial Interest if:

                           a. the Security is held in an account over which the Access Person has decision making authority (for example, the Access Person acts as trustee, executor, or guardian); or

                           b. the Security is held in an account for which the Access Person acts as a broker or investment adviser representative.

         In addition, an Access Person is presumed to have a Beneficial Interest in any Security in which a member of the Access Person's Immediate Family has a Beneficial Interest if the Immediate Family member resides in the same household as the Access Person. This presumption may be rebutted if the Access Person is able to provide the Compliance Officer with satisfactory assurances that the Access Person has no material Beneficial Interest in the Security and exercises no control over investment decisions made regarding the Security. Access Persons may use the form attached as Appendix 8 (Certification of No Beneficial Interest) in connection with such requests.

         Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of the Compliance Officer. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "beneficial owner" found in Rules 16a-1(a) (2) and (5) promulgated under the Securities Exchange Act of 1934, as amended.

         "CODE" means this Code of Ethics, as amended.

         "COMPLIANCE OFFICER" means the person designated by Wall Street Associates' Board of Directors as the Chief Compliance Officer pursuant to Rule 206(4)-7 of the Investment Advisers Act of 1940. Appendix 1 lists the name of the Compliance Officer, as such Appendix shall be amended from time to time.

         "EQUIVALENT SECURITY" means any Security issued by the same entity as the issuer of a subject Security, including options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock, bonds, and other obligations of that company or security otherwise convertible into that security. Options on securities are included even if, technically, they are issued by the Options Clearing Corporation or a similar entity.

         "IMMEDIATE FAMILY" of an Access Person means any of the following persons:

         child              grandparent            son-in-law
         stepchild          spouse                 daughter-in-law
         grandchild         sibling                brother-in-law
         parent             mother-in-law          sister-in-law
         stepparent         father-in-law

         Immediate Family includes adoptive relationships and other relationships (whether or not recognized by law) that the Compliance Officer determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

         "INVESTMENT PERSONNEL" and "INVESTMENT PERSON" mean each Portfolio Manager and any Access Person who, in connection with his or her regular functions or duties, provides information and advice to a Portfolio Manager or who helps execute a Portfolio Manager's decisions. Investment Personnel are listed in Appendix 1, which shall be amended from time to time.

         "PORTFOLIO MANAGER" means a person who has or shares principal day-to-day responsibility for managing the portfolio of a Fund. Portfolio Managers are listed in Appendix 1, which shall be amended from time to time.

         "PRE-CLEARANCE OFFICER" means the persons designated as a Pre-clearance Officer in Appendix 1 hereof or such person's designee.

         "SECURITIES TRANSACTION" means a purchase or sale of Securities in which an Access Person has or acquires a Beneficial Interest.

         "SECURITY" includes stock, notes, bonds, debentures, and other evidences of indebtedness (including loan participations and assignments), limited partnership interests, investment contracts, and all derivative instruments of the foregoing, such as options and warrants. "Security" does not include futures or options on futures, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.

VI. APPENDICES TO THE CODE

The following appendices are attached to and are a part of the Code:

Appendix 1.       Contact Persons

Appendix 2.       Acknowledgement of Receipt of Code of Ethics and Personal
                  Holdings Report

Appendix 3.       Personal Trade Authorization Request Form

Appendix 4.       Certification of Access Person's Designee

Appendix 5.       Designated Broad Based Indices

Appendix 6.       Designated Exchange Traded Funds

Appendix 7.       Form Letter to Broker, Dealer, Bank, or Mutual Fund

Appendix 8.       Certification of No Beneficial Interest

Appendix 9.       New Account(s) Report

Appendix 10.      Matters Pertaining to Blackout Periods

                                   APPENDIX 1

                                 CONTACT PERSONS

PRE-CLEARANCE OFFICERS

         William Jeffery
         Ken McCain
         Paul LeCoq

COMPLIANCE OFFICER

         Ted Smith

CODE OF ETHICS REVIEW COMMITTEE

         William Jeffery
         William Gastil
         Paul LeCoq
         Ted Smith
         Kimberly Taylor

ACCESS PERSONS

         William Jeffery Ken McCain        David Baratta      Denise VandeMerwe
         Paul Ariano     Alexis Waadt      Carl Wiese         Denny Danque
         William Gastil  Stephen Jeffery   Ted Smith          Maritie Blancet
         Paul LeCoq      Debby Holden      Bouavone Hanesana  Lori Youkhanna
         Darci Irvin     Kimberly Taylor   R. Dirk Anderson   Brett Hyland
         Luke Jacobson

PORTFOLIO MANAGERS

         William Jeffery            Ken McCain                David Baratta

INVESTMENT PERSONNEL

         William Jeffery            Ken McCain                David Baratta
         Paul Ariano                Alexis Waadt              Carl Wiese
         Ted Smith                  Paul LeCoq                William Gastil
         Stephen Jeffery

                                   APPENDIX 2

                ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS AND
                            PERSONAL HOLDINGS REPORT

I acknowledge that I have received the Code of Ethics dated March-2004 and represent that:

1. I have read the Code of Ethics and I understand that it applies to me and to all Securities in which I have or acquire any Beneficial Interest. I have read the definition of "Beneficial Interest" and understand that I may be deemed to have a Beneficial Interest in Securities owned by members of my Immediate Family and that Securities Transactions effected by members of my Immediate Family may therefore be subject to this Code.

2. In accordance with Section II.A. of the Code, I will obtain prior written authorization for all Securities Transactions in which I have or acquire a Beneficial Interest, except for transactions exempt from pre-clearance under Section II.C.1 of the Code.

3. In accordance with Section II.D.2. of the Code of Ethics, I will report all non-exempt Securities Transactions in which I have or acquire a Beneficial Interest.

4. I agree to disgorge and forfeit any profits on prohibited transactions in accordance with the requirements of the Code.

5.  I will comply with the Code of Ethics in all other respects.

6. In accordance with Section II.D.1. of the Code, the following is a list of all Securities in which I have a Beneficial Interest:

     STEP 1: Provide the information requested below for each account that you maintain with a broker, dealer, bank, or mutual fund. INDICATE "NONE" IF APPROPRIATE.

NAME OF BROKER, DEALER, BANK OR
          MUTUAL FUND                         ACCOUNT TITLE                       ACCOUNT NUMBER
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

                     (Attach a separate sheet if necessary)

     STEP 2: Attach the most recent account statement for each account identified above.

     STEP 3: If you own Beneficial Interests in Securities that are not listed on an attached account statement list them in the table below. Include private equity investments. INDICATE "NONE" IF APPROPRIATE.

    NAME OF
BROKER, DEALER,                                                                                 NUMBER OF
   BANK, OR              ACCOUNT             ACCOUNT                                         SHARES/PRINCIPAL
  MUTUAL FUND             TITLE              NUMBER              NAME OF SECURITY                 AMOUNT
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

                     (Attach a separate sheet if necessary)

7. (INVESTMENT PERSONNEL ONLY) In accordance with Section III.E. of the Code, the following is a list of publicly held companies on which I serve as a member of the board of directors. Indicate "NA" or "None" if appropriate.

NAME OF COMPANY                                         BOARD MEMBER SINCE
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

8. I certify that the information on this form is accurate and complete.

_________________________________
Name

                                             ___________________________________
                                             Date

_________________________________
Signature

                                   APPENDIX 3

                  WSA PERSONAL TRADE AUTHORIZATION REQUEST FORM

1. Employee Name:                   ____________________________________________

2. Name (and symbol) of Security:   ____________________________________________

3.  Maximum number of shares
    (or units) to be purchased or
    sold (or amount of bond):       ____________________________________________

4. Check applicable box: Purchase [ ] Sale [ ]

5. Is this issue currently being considered for purchase or sale in client accounts? YES [ ] NO [ ]

   If "NO," state REASON: ______________________________________________________

   VERIFIED WITH (Name of Investment Person):  ______________________

6. In connection with the foregoing transaction, I hereby make the following representations and warranties:

         (a) I do not possess any material nonpublic information regarding the Security or the issuer of the Security.

         (b)* I am not aware that any WSA client account has an open order to buy or sell the Security or Equivalent Security.

         (c)* By entering this order, I am not using knowledge of any open, executed, or pending transaction by a WSA client account to profit by the market effect of such transaction.

         (d) (Investment Personnel Only). The Security is not being acquired in an initial public offering or in a private placement. If the security is being acquired in a private placement, I have reviewed Section II.B.2. of the Code and have attached hereto a written explanation of such transaction.

         (e)* This transaction satisfies the One Day, Seven Day and Sixty Day Blackout Period requirements set forth in Section II.B.2. of this Code.

         (f)* If I am purchasing the Security, and if the same or an Equivalent Security has been held within the past 60 days, I have not directly or indirectly (through any member of my Immediate Family, any account in which I have a Beneficial Interest or otherwise) sold the Security or an Equivalent Security in the prior 60 days.

         (g)* If I am selling the Security for a gain, and if the same or an Equivalent Security has been held within the past 60 days, I have not directly or indirectly (through any member of my Immediate Family, any account in which I have a Beneficial Interest or otherwise) purchased the Security or an Equivalent Security in the prior 60 days.

         (h) I believe that the proposed trade fully complies with the requirements of the Code.

         *Applies only to securities not exempt from Section II.B.2 of the Code.

Employee or Designee Signature      Date              Time

                          TRADE AUTHORIZATION OR DENIAL

___________________________         ______________          ________________
Trading Desk Signature              Date                    Time

                                    [ ] Approved            [ ] Denied

_______________________________   __________________________________
Pre-clearance Officer Signature   Compliance Officer Acknowledgement

                                   APPENDIX 4

                    CERTIFICATION OF ACCESS PERSON'S DESIGNEE

    The undersigned hereby certifies that the Access Person named on the attached Trade Authorization Request for Access Persons (a) directly instructed me to complete the attached form on his or her behalf, (b) to the best of my knowledge, was out of the office at the time of such instruction and has not returned, and (c) confirmed to me that the representations and warranties contained in the attached Form are accurate.

                                            ____________________________________
                                             Access Person's Designee

                                            ____________________________________
                                             Print Name

                                            ____________________________________
                                             Date

                                       v.

                                   APPENDIX 5

                         DESIGNATED BROAD-BASED INDICES

Transactions involving certain broad-based indices and options on certain broad-based indices are exempt from the prohibited transaction restrictions set forth in Section II.B.2 of Wall Street Associates' Code of Ethics. Access Persons may conduct transactions in certain broad-based indices and options on the broad-based indices listed below. ALTHOUGH SUCH TRANSACTIONS ARE NOT PROHIBITED, THEY ARE SUBJECT TO THE PRE-CLEARANCE REQUIREMENTS SET FORTH IN
SECTION II.A OF WALL STREET ASSOCIATES' CODE OF ETHICS.

Dow Jones Industrials                       Russell 1000 Index                     S&P 100 Index
Dow Jones Composite                         Russell 1000 Growth Index              S&P 500 Index
Dow Jones Transports                        Russell 1000 Value Index               S&P 500 Growth Index
Dow Jones Utilities                         Russell 2500 Index                     S&P 500 Value Index
Dow Jones Internet                          Russell 2500 Growth Index              S&P MidCap 400 Index
Nasdaq Composite                            Russell 2500 Value Index               S&P MidCap 400 Growth Index
Nasdaq 100                                  Russell 2000 Index                     S&P MidCap 400 Value Index
Wilshire 5000 Index                         Russell 2000 Growth Index              S&P SmallCap 600 Index
Nikkei 225 Average*                         Russell 2000 Value Index               S&P SmallCap 600 Growth Index
CAC-40 Stock Index*                                                                S&P SmallCap 600 Value Index
FTSE 100 Index*
DJ Euro STOXX 50 Index*
DJ STOXX 50 Index*

*Transactions in most other broad-based International Stock Market Indexes are not prohibited.

                                       vi.

                                   APPENDIX 6

                     DESIGNATED EXCHANGE TRADED FUNDS (ETFS)

Transactions involving certain exchange traded funds (ETFs) are exempt from the prohibited transaction restrictions set forth in Section II.B.2 of Wall Street Associates' Code of Ethics. Access Persons may conduct transactions in the exchange traded funds (ETFs) listed below. ALTHOUGH SUCH TRANSACTIONS ARE NOT PROHIBITED, THEY ARE SUBJECT TO THE PRE-CLEARANCE REQUIREMENTS SET FORTH IN
SECTION II.A OF WALL STREET ASSOCIATES' CODE OF ETHICS.

ETF TYPE                     FULL NAME                                              TRACKS
--------                     ---------                                              ------
DIAMONDS                     Diamonds Trust Series                                  Dow Jones Industrial Average
FITRs                        Fixed Income Exchange Traded Securities                Various Treasuries
HOLDRs                       Holding Company Depository Receipts                    Narrow Industry Groups
i-Shares                     i-Shares - possibly "index shares"                     Various Indexes
QUBEs                        Nasdaq-100 Tracking Stock                              Nasdaq 100 Index
Spiders                      Standard & Poors' Depository Receipts                  Various S&P Indexes
StreetTracks                 StreetTracks-State Street Global ETFs                  Various Indexes
VIPERS                       Vanguard Index Participation Receipts                  Several Vanguard Index Funds

                                      vii.

                                   APPENDIX 7

             FORM OF LETTER TO BROKER, DEALER, BANK, OR MUTUAL FUND
                                     (Date)

(Your Name)
(Your Address)

          Subject:     Account # ________________________

          Dear__________________________:

      My employer, Wall Street Associates, is an investment adviser to an investment company. Pursuant to my employer's Code of Ethics and Rule 17j-1 under the Investment Company Act of 1940, please send duplicate confirmations of individual transactions as well as duplicate periodic (at least quarterly) statements for the referenced account directly to:

                               Compliance Officer
                             Wall Street Associates
                         1200 Prospect Street, Suite 100
                               La Jolla, CA 92037

      Thank you for your cooperation. If you have any questions, please contact me at (your phone number) or Ted Smith, Compliance Officer at (858) 551-6335.

                                               Sincerely,

                                              (Your Name)

                       THIS PAGE INTENTIONALLY LEFT BLANK.

                                   APPENDIX 8

                     CERTIFICATION OF NO BENEFICIAL INTEREST

I have read the Code of Ethics and I understand that it applies to me and to all Securities in which I have or acquire any Beneficial Interest. I have read the definition of "Beneficial Interest" and understand that I may be deemed to have a Beneficial Interest in Securities owned by members of my Immediate Family and that Securities Transactions effected by members of my Immediate Family may therefore be subject to this Code.

The following accounts are maintained by one or more members of my Immediate Family who reside in my household:

                            Relationship of Immediate
Account Name                       Family Member                 Account Number                    Brokerage Firm
------------                -------------------------            --------------                    --------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

I certify that with respect to each of the accounts listed above (please initial appropriate boxes):

      [ ] I do not own individually or jointly with others any of the securities held in the account.

      [ ] I do not possess or exercise decision making authority over the account.

      [ ] I do not act as an investment adviser representative for the account.

I agree that I will notify the Compliance Officer immediately if any of the information I have provided in this certification becomes inaccurate or incomplete.
                                             ________________________________
                                               Signature

                                             ________________________________
                                               Print Name

                                             ________________________________
                                               Date

                       THIS PAGE INTENTIONALLY LEFT BLANK.

                                   APPENDIX 9

                              NEW ACCOUNT(S) REPORT

I recently opened the following account(s) in which I have a Beneficial
Interest:

                   Name of Broker, Dealer, Bank or
Date Opened                    Mutual Fund             Account Title      Account Number
-----------        -------------------------------     -------------      --------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

                                             ________________________________
                                               Name (Please Print)

                                             ________________________________
                                               Signature

                                             ________________________________
                                               Date

                       THIS PAGE INTENTIONALLY LEFT BLANK.

                                   APPENDIX 10

                     MATTERS PERTAINING TO BLACKOUT PERIODS

      WALL STREET ASSOCIATES RECOGNIZES THAT SITUATIONS MAY OCCUR WHICH WOULD NECESSITATE THE USE OF "BLACKOUT PERIODS." The dynamic nature of events may cause, for example, an issue being held personally by an employee to be possibly considered for purchase in a Client account. Although Wall Street Associates attempts to avoid situations where cross-ownership of issues occur between Client accounts and employee personal accounts, such situations can and do occur. By ensuring Clients are not damaged by employee personal transactions, "Blackout Periods" thereby provide a way to avoid even the appearance of a conflict of interest that may compromise the trust Clients place in Wall Street Associates.

      WALL STREET ASSOCIATES' RULE ON BLACKOUT PERIODS. Employees are subject to a 7-day Blackout Period (no trades 7 days before and after in a particular security) where transactions are prohibited in the following circumstances:

      - If the client has executed or withdrawn a pending "buy" order in that same or related security.

      - If the client has executed or withdrawn a pending "sell" order in that same or related security.

However, if the Client's pending "sell" order in the same or related security disposes of all of the Client's interest in that security, employees are allowed to sell their direct or beneficial interest in that security 24 hours after the sale of the Client's entire interest has been finalized.

      "BLACKOUT PERIODS" ARE STRICTLY FOR THE BENEFIT OF CLIENTS. The establishment of "Blackout Periods" is not intended to be a loophole through which employees may profit from conducting transactions in securities held in Client accounts, being purchased or sold for Clients, or possibly being considered for Clients. As a fiduciary, Wall Street Associates evaluates situations on a case-by-case basis, realizing that more than 7 days may be required for the market effect of certain Client transactions to be over. Wall Street Associates' Code of Ethics, which requires all personal account transactions be conducted in a manner that avoids any actual or potential conflict of interest, specifies:

      - Employees are prohibited from purchasing or selling (either directly or indirectly) a security in a personal account if, at the time of the transaction, they have actual knowledge that the security:

                  - is being considered for purchase or sale in a Client account; or,

                  -     is actually being purchased or sold in a Client account.

      - When requesting pre-clearance of a personal securities transaction, employees are required to give an explanation of the reason(s) why they are not proposing to purchase or sell the security for Client accounts. Typical reasons (not an inclusive list) for an issue to be "not under consideration for purchase in a Client account" include:

                  - The issue's market capitalization is too large for Client accounts.

                  - The issue lacks the required liquidity for inclusion in Client accounts.

                  - The issue's price is too low (generally, below $5.00 per share) for inclusion in Client accounts.

                  - The issue does not exhibit the requisite growth characteristics for inclusion in Client accounts.

                  - The investment team may have no investment opinion on the issue.

                  - The investment team may have a negative opinion on the issue.

      WALL STREET ASSOCIATES RECOGNIZES THAT EXCEPTIONS TO "BLACKOUT PERIODS" MUST BE MADE IN SOME CIRCUMSTANCES TO AVOID CONSTRAINING PORTFOLIO MANAGERS FROM ACTING IN A CLIENT'S BEST INTEREST. A hesitancy to act on behalf of Client accounts because of transactions that may have occurred in employee personal accounts within the 7-day "Blackout Period" must be eliminated. Certain transactions of an opposite nature may be allowed within the 7-day "Blackout Period," so long as there appears to be no "front running" and the transactions are approved and documented by the Compliance Officer and the Senior Portfolio Management Team. The following "cases" illustrate such opposing transactions:

CASE 1

-     CLIENT ACCOUNT: Currently holds "XYZ."

            - "XYZ" is not being considered for sale in the Client's account.

-     EMPLOYEE: Purchases "XYZ" in his/her personal account.

- SITUATION: Within 7 days of the employee's purchase of "XYZ," the issue becomes a candidate for sale in the Client's account. Possible reasons for this may include:

            - Client withdraws money from the account, necessitating the sale of "XYZ."

            - Market conditions change, necessitating the sale of "XYZ" in the Client's account.

            - Issue-specific changes in "XYZ" (i.e., negative news, market capitalization above account guidelines, corporate actions, etc.) necessitate the sale of the issue in the Client's account.

- RESOLUTION: The Compliance Officer, who will make recommendations to Senior Management in writing, will conduct a review of all circumstances. In his review, the Compliance Officer will determine if any impropriety has actually or appears to have occurred, and will investigate the employee trades to determine if a pattern exists which could be construed as front running, scalping, or otherwise improper. After reviewing and documenting the situation to ensure no impropriety has actually or appears to have occurred, the Compliance Officer and Senior Portfolio Management Team can approve this opposing transaction in "XYZ" within the 7 day "Blackout Period."

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CASE 2

-     CLIENT ACCOUNT: Either currently holds or does not hold "XYZ."

            - "XYZ" is not being considered for purchase in the Client's account.

-     EMPLOYEE: Sells "XYZ" from his/her personal account.

- SITUATION: Within 7 days of the employee's sale of "XYZ," the issue becomes a candidate for purchase in the Client's account. Possible reasons for this may include:

            - In the case where the Client currently holds "XYZ," Client contributes money to the account, necessitating the purchase of "XYZ."

            - Market conditions change, making "XYZ" a candidate for purchase in the Client's account.

            - Issue-specific changes in "XYZ" (i.e., positive news, market capitalization moves within account guidelines, corporate actions, etc.) makes "XYZ" a candidate for purchase in the Client's account.

- RESOLUTION: The Compliance Officer, who will make recommendations to Senior Management in writing, will conduct a review of all circumstances. In his review, the Compliance Officer will determine if any impropriety has actually or appears to have occurred, and will investigate the employee trades to determine if a pattern exists which could be construed as front running, scalping, or otherwise improper. After reviewing and documenting the situation to ensure no impropriety has actually or appears to have occurred, the Compliance Officer and Senior Portfolio Management Team can approve this opposing transaction in "XYZ" within the 7 day "Blackout Period."